UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

EATON VANCE CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-8100	04-2718215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 482-8260

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 3, 2017, Eaton Vance Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in the Underwriting Agreement, pursuant to which the Company agreed to sell to the Underwriters $300 million aggregate principal amount of its 3.500% notes due 2027 (the “Notes”), for sale by the Underwriters (collectively, the “Offering”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-217109), including a preliminary prospectus, filed with the U.S. Securities and Exchange Commission on April 3, 2017. The Offering is expected to close on or about April 6, 2017, subject to customary closing conditions.

The Company expects that the net proceeds from the Offering will be approximately $296 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company intends to use approximately $257 million of the net proceeds of the Offering to redeem all of the outstanding $250 million aggregate principal amount of its 6.50% unsecured senior notes due 2017 (the “2017 Notes”) that mature on October 2, 2017 and to pay accrued interest, fees and expenses associated with the redemption. The Company intends to use the remaining net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures, repurchases of its non-voting common stock, repayment of indebtedness and potential acquisitions. Pending final use, the Company may invest the net proceeds from the Offering in short-term, interest-bearing securities.

The Notes will be issued pursuant to an Indenture, dated as of October 2, 2007, between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture, to be dated on or about April 6, 2017, between the Company and the Trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

Date: April 5, 2017	/s/ Laurie G. Hylton
Laurie G. Hylton, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 3, 2017, between Eaton Vance Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.